UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             July 7, 2011

AMREP Corporation
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of the Company (the “Board”) is a classified board divided into three classes, Class I, Class II and Class III, with one of such classes elected at each Annual Meeting of Shareholders of the Company to serve for a three year term, and with the number of directors in the respective Classes to be as nearly equal as possible.  As reported in the Company’s Current Report on Form 8-K filed December 27, 2010, James Wall resigned from the Board effective as of the close of business on December 31, 2010.  At that time Mr. Wall was a director in Class I and the Board was comprised of a total of seven directors, with two directors in each of Class I and Class II and three directors in Class III.

On July 7, 2011, Jonathan B. Weller, who was a director in Class III, resigned and the Board immediately elected him a director in Class I to fill the vacancy in that Class created by Mr. Wall’s resignation, to serve until the 2012 Annual Meeting of Shareholders of the Company and until his successor is elected and qualified.  Mr. Weller was also a member of the Audit Committee of the Board and his membership on that Committee will continue.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 7, 2011, the Board amended the second sentence of Section 1(a) of Article III of the Company’s By-Laws to reduce the number of directors comprising the entire Board from seven to six.

Item 9.01.  Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
3(ii)	Amendment of second sentence of Section 1(a) of Article III of the By-Laws.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation
(Registrant)

Date: July 11, 2011	By: /s/ Peter M. Pizza
Peter M. Pizza
Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3(ii)	Amendment of second sentence of Section 1(a) of Article III of the By-Laws.